UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2013

Supernus Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of Incorporation)

0-50440	20-2590184
(Commission File Number)	(IRS Employer Identification No.)

1550 East Gude Drive, Rockville MD	20850
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (301) 838-2500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02Other Events

On November 6, 2013, Supernus issued a press release announcing that it expects to report financial results for the three and nine months ending September 30, 2013 after the market closes on November 12, 2013, and will hold a conference call and webcast on that date to review the financial results as well as provide an update on other business matters.  A copy of this press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 8.01Other Events

On November 6, 2013, Supernus issued a press release announcing that new clinical data will be released at the American Epilepsy Society Meeting this coming December in Washington DC.    The first abstract titled "Cognitive Effects of Extended-Release, Once-Daily Trokendi XR™ vs b.i.d. Immediate-Release Topiramate (TPM-IR, Topamax®) in Healthy Volunteers" will be presented at the meeting on December 7, 2013 followed by several other abstracts.    A copy of this press release is furnished as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits

(d)	Exhibits
The following document is furnished as an Exhibit pursuant to Item 2.02 hereof:
Exhibit 99.1 – Press Release dated November 6, 2013 of the Company announcing third quarter 2013 earnings conference call and webcast.
The following documents is furnished as an Exhibit pursuant to Item 8.01 hereof:
Exhibit 99.2 – Press Release dated November 6, 2013 of the Company announcing new trial data to be released.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERNUS PHARMACEUTICALS, INC.

DATED: November 7, 2013	By: /s/Gregory S. Patrick
Gregory S. Patrick
Vice-President and Chief Financial Officer

EXHIBIT INDEX

Number	Description

99.1	Press Release dated November 6, 2013 announcing earnings call and webcast.	Attached

99.2	Press Release dated November 6, 2013 announcing new trial data to be released.	Attached